Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB/A of Standard Mobile, Inc. formerly known as Thermal Technology Services, Inc. for the year ending December 31, 2007, I, Won Bum Lee, Chief Executive Officer and Chief Financial Officer of Standard Mobile, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB/A for the year ending December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB/A for the year ended December 31, 2007, fairly represents in all material respects, the financial condition and results of operations of Standard Mobile, Inc.

Date: August 22, 2008

Standard Mobile, Inc.

By: /s/ Won Bum Lee
Won Bum Lee Chief Executive Officer, Chief Financial Officer